Exhibit 23.1

Consent of Independent Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 2-96238, 2-96239, 2-96240, 33-10779, 33-26161,
33-27406, 33-27897, 33-27898, 33-51823, 333-70081, 333-76248 and 333-111853 of Russ Berrie and Company, Inc. on Form S-8 of our report on LaJobi Industries, Inc.’s financial statements for the years ended December 31, 2007, 2006, and 2005, dated June 17, 2008, appearing in this Form 8-K/A dated June 18, 2008.

Wilkin & Guttenplan, P.C.

June 18, 2008